Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
People’s United Financial, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-226342, No. 333-218928, No. 333-195996, No. 333-176163, No. 333-163873, No. 333-142119, and No. 333-140865) on Form S-8 and in the registration statements  (No. 333-234019, No. 333-213710, No. 333-184753, and No. 333-172201) on Form S-3 of People’s United Financial, Inc. of our reports dated March 2, 2020, with respect to the consolidated statements of condition of People’s United Financial, Inc. and subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 Annual Report on Form 10-K of People’s United Financial, Inc.

/s/ KPMG LLP

Stamford, Connecticut
March 2, 2020